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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY


                                                 State or Other Jurisdiction
                                                 of Incorporation or
Subsidiary                                       Incorporation or Organization
-----------------------------                    -----------------------------
Exponent Failure Analysis Associates, Inc.       Delaware
FaAA Investments Corporation                     California
FaAA Products Corporation                        California
170181 Canada Ltd.                               Canada
Failure Analysis Associates B.V.                 Netherlands
Spectus Technologies, Inc.                       California
 (formerly Applied Visual Computing, Inc.)
Failure Analysis Associates, Spolka z o.o.       Poland
Exponent Health Group, Inc.                      California
BCS Wireless, Inc.                               Wisconsin
Exponent Environmental Group, Inc.               Washington